Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Tween Brands, Inc. (the “Company”), on Form 10-K for the fiscal year ended January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rolando de Aguiar, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: March 31, 2009

/s/ Rolando de Aguiar
Rolando de Aguiar
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)